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                                                                    EXHIBIT 21.1

                          WEINGARTEN REALTY INVESTORS
                     LIST OF SUBSIDIARIES OF THE REGISTRANT

                                                           STATE OF
              SUBSIDIARY                                INCORPORATION
              ----------                                -------------
Weingarten Realty Management Company.................      Texas
Weingarten/Jones Road Company, Inc. .................      Texas
Weingarten/Lubbock, Inc. ............................      Texas
Weingarten/Arkansas, Inc. ...........................      Texas
Weingarten/Maine, Inc. ..............................      Texas
Weingarten/Tennessee, Inc. ..........................      Texas
Weingarten/Oklahoma, Inc. ...........................      Texas
Weingarten/Railspur, Inc. ...........................      Texas
WRI/Bay City, Inc. ..................................      Texas
Weingarten/Southgate, Inc. ..........................      Texas
Weingarten/Village Arcade, Inc. .....................      Texas
Weingarten/Lufkin, Inc. .............................      Texas
Weingarten/Lufkin Theatre, Inc. .....................      Texas
WRI/Lathrop, Inc. ...................................      Texas
Amarillo Centers, Inc. ..............................      Texas
Cypress Westfield, Inc. .............................      Texas
Weingarten/New York, inc. ...........................      Texas
WRI/Puckett, Inc. ...................................      Texas
WRI/Nederland, Inc. .................................      Texas
WRI/SW Park, Inc. ...................................      Texas
Mesquite/Town East, Inc. ............................      Texas
WRI/Mini-Storage, Inc. ..............................      Texas
WTSC, Inc. ..........................................      Texas
WRI/Post Oak, Inc. ..................................      Texas
Weingarten/Arizona, Inc. ............................      Texas
WRI/Bell, Inc. ......................................      Texas
Weingarten/Village Arcade II, Inc. ..................      Texas
Weingarten Properties Trust..........................       N/A
Main/O.S.T., Ltd. ...................................       N/A
Phelan Boulevard Venture.............................       N/A
Northwest Hollister Venture..........................       N/A
WRI/Interpak Venture.................................       N/A
East Town, Lake Charles Co. .........................       N/A
Alabama-Shepherd Shopping Center.....................       N/A
Southridge Plaza Joint Venture.......................       N/A
Sheldon Center, Ltd. ................................       N/A
Yale/20 Venture......................................       N/A
Jacinto City, Ltd. ..................................       N/A
Weingarten/Finger Venture............................       N/A
Rosenberg, Ltd. .....................................       N/A

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
Eastex Venture..........................................    N/A
GJR/Weingarten River Pointe Venture.....................    N/A
GJR/Weingarten Little York Venture......................    N/A
WRI/Palans Joint Venture................................    N/A
South Loop Long Wayside Company.........................    N/A
Lisbon St. Shopping Trust...............................    N/A
Mansfield Road Associates...............................    N/A
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